Exhibit 10.1

ELEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS ELEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of April 1, 2003 (“Amendment”), is between FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation (the “Company”), having an address of 1400 West 16th Street, Oak Brook, Illinois 60523, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), having an address of 135 South LaSalle Street, Chicago, Illinois 60603.

R E C I T A L S:

WHEREAS, the parties have previously entered into, among other things, a Revolving Credit Agreement dated as of December 1, 1991, as amended from time to time and most recently by a Tenth Amendment to Revolving Credit Agreement dated as of April 1, 2002 (collectively, the “Agreement”), evidenced by that certain Extension Promissory Note dated as of April 1, 2002 in the principal amount of Fifteen Million Dollars ($15,000,000); and

WHEREAS, at the present time the Company requests, and the Bank is agreeable to amending the Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is agreed by the parties hereto as follows:

AGREEMENTS:

1.	RECITALS. The foregoing Recitals are hereby made a part of this Amendment.

2.	DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

3.	AMENDMENTS TO AGREEMENT.

3.1	Maturity Date. Section 1 of the Agreement is hereby amended by changing the maturity date of the Bank’s commitment for the Revolving Credit Loan to be “April 1, 2004.”

3.2	Revolving Note. All references in the Agreement to the term “Revolving Note” shall be deemed to be references to the Extension Promissory Note of even date herewith in the form of Exhibit A attached hereto and made a part hereof.

4.	REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Company warrants that:

4.1	Authorization. The Company is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby. No consent of any public authority or regulatory body or any other person or entity is required as a condition to the validity or enforceability of this Amendment.

4.2	No Conflicts. The execution and delivery of this Amendment and the performance by the Company of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Company or of any agreement binding upon the Company.

4.3	Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.4	Compliance with Agreement. The representations and warranties set forth in Section 6 of the Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Agreement.

4.5	No Event of Default. As of the date hereof, no Event of Default under Section 9 of the Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

5.	CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

(a)	This Amendment duly executed by the Company;

(b)	An Extension Promissory Note, executed by the Company and made payable to the order of the Bank, substantially in the form of Exhibit A attached hereto; and

(c)	Such other documents and/or opinions of counsel as the Bank may request.

6.	GENERAL.

6.1	Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois. Wherever possible each provision of the Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement and the Amendment.

6.2	Successors and Assigns. This Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the successors and assigns of the Bank.

6.3	Continuing Force and Effect of Agreement. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

6.4	References to Loan Agreement. Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Eleventh Amendment to Revolving Credit Agreement as of the date first above written.

FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation

By:	/S/ ROSEMARIE BOUMAN

Its:	Vice President and Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:	/S/ JOHN GIUFFRE

Its:	FVP

EXHIBIT A

EXTENSION PROMISSORY NOTE

$15,000,000.00	as of April 1, 2003

FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation (the “Maker”), for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), the lesser of: the principal sum of Fifteen Million Dollars ($15,000,000), or the aggregate unpaid principal amount outstanding under that certain Revolving Credit Agreement dated December 1, 1991 between the Maker and the Bank, as amended from time to time and most recently by that certain Eleventh Amendment to Revolving Credit Agreement of even date herewith (collectively, the “Loan Agreement”), made available by the Bank to the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the Maker’s option at the rates and times set forth in the Loan Agreement. In no event shall any principal amount have a maturity later that April 1, 2004.

This Note shall be available for direct advances and for Bankers’ Acceptances.

Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois, or at such other place as the holder of this Note may designate in writing to the undersigned. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

This Note evidences indebtedness incurred under the Loan Agreement (and if amended, under all amendments thereto) to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in said Loan Agreement.

The undersigned agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed by the Bank on the reverse side of this Note shall be prima-facie evidence of the unpaid principal balance of this Note.

This Note is in substitution for, and not in repayment of, that certain Extension Promissory Note dated April 1, 2002 in the amount of $15,000,000, executed by the Maker in favor of the Bank, and does not constitute a novation therefor.

FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation

By:	/S/ ROSEMARIE BOUMAN

Its:	Vice President and Chief Financial Officer